SECURITIES AND EXCHANGE COMMISSION

                    WASHINGTON, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934

                 DATE OF REPORT: April 11, 1995
            (Date of the Earliest Event Reported)

                       HEALTHSOURCE, INC.
      (Exact name of Registrant as specified in its charter)


New Hampshire                 1-11538                  02-0387748
(State or other               (Commission File         (I.R.S. Employer
jurisdiction of                Number)                  Identification Number)
incorporation)

Two College Park Drive
Hooksett, New Hampshire                                03106
(Address of principal executive offices)               (Zip Code)


                          603/268-7000
      (Registrant's Telephone Number, including area code)

Items 1 - 4.   Not applicable

Item 5.        Other Events.

               Healthsource, Inc. ("Healthsource") announced on April 11, 1995 that it has signed a definitive agreement with Central Massachusetts Health Care, Inc. ("CMHC"), a Worcester, Massachusetts-based not-for-profit health maintenance organization, pursuant to which Healthsource will purchase the HMO assets of CMHC for approximately $62.5 million in cash, subject to adjustment. The transaction will take the form of a purchase of the assets comprising CMHC's HMO business and the reinsurance of CMHC's HMO claims.

               Due to the not-for-profit status of CMHC, the transaction is subject to the approval of the Massachusetts Attorney General's Office. The transaction is also subject to regulatory approval and certain other closing conditions. Healthsource cannot predict when such approvals will be obtained or such conditions will be met.

               CMHC is a 84,000 member health maintenance organization which operates in central Massachusetts. CMHC had unaudited fiscal 1994 revenues and excess of revenues over expenses of approximately $137,988,000 and $61,000, respectively.

Item 6.        Not applicable

Item 7.        Financial Statements and Exhibits

                    (a)  Not applicable
                    (b)  Not applicable
                    (c)  Not applicable

Item 8.        Not applicable

                           SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              HEALTHSOURCE, INC.


Dated: April 24, 1995             By: /s/ Thomas M. Congoran
                                  Thomas M. Congoran
                                  Chief Financial Officer